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                                                                     EXHIBIT 3.2

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                          MEDSOURCE TECHNOLOGIES, INC.

                                   ----------

                                    ARTICLE I
                                     OFFICES
                                     -------

          SECTION 1. REGISTERED OFFICE. The corporation's registered office in the State of Delaware shall be established and maintained at the office of United Corporate Services, Inc., 15 East North Street, in the City of Dover, in the County of Kent, in the State of Delaware, and United Corporate Services, Inc. shall be the registered agent of this corporation in charge of the corporation's registered office in the State of Delaware.

          SECTION 2. OTHER OFFICES. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the board of directors may from time to time appoint or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS
                            ------------------------

          SECTION 1. ANNUAL MEETINGS.

          (a) Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the board of directors, by resolution, shall determine and as set forth in the notice of the meeting.

          (b) If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a board of directors (or any part thereof, in accordance with the corporation's certificate of incorporation) and they may transact such other corporate business as shall be stated in the notice of the meeting.

          SECTION 2. OTHER MEETINGS. Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

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          SECTION 3. VOTING.

          (a) Except as otherwise provided in the corporation's certificate of incorporation or in a resolution of the board of directors adopted pursuant to the corporation's certificate of incorporation and establishing a series of preferred stock of the corporation, each stockholder entitled to vote in accordance with the terms of the corporation's certificate of incorporation and these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to be voted held by that stockholder, but no proxy shall be voted after three years from its date unless that proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by a majority vote except as otherwise provided in the corporation's certificate of incorporation or the laws of the State of Delaware.

          (b) A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present thereat.

          SECTION 4. QUORUM. Except as otherwise required by law, by the corporation's certificate of incorporation or by these by-laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to be voted shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, the holders of a majority of the stock of the corporation entitled to be voted thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to be voted shall be present, in person or by proxy. At any such adjourned meeting at which the holders of the requisite amount of stock entitled to be voted are present, in person or by proxy, any business may be transacted that might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

          SECTION 5. SPECIAL MEETINGS. Except as required by law and as provided in the corporation's certificate of incorporation, a special meeting of stockholders for any purpose or purposes (i) may be called at any time by the chairman or the president and (ii) shall be called by the secretary promptly following the adoption by the board of directors of a resolution approved by a majority of the directors of the corporation. Any such call must specify the matter or matters to be acted upon at such special meeting and only such matter or matters shall be acted upon thereat. A special meeting may not be called by the corporation's stockholders.

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          SECTION 6. NOTICE OF MEETINGS; WAIVER OF NOTICE. Except as otherwise may be required by law, notice of each meeting of stockholders, whether an annual meeting or a special meeting, shall be in writing, shall state the purpose or purposes of the meeting, the place, date and time of the meeting and, unless it is an annual meeting, shall indicate that the notice is being issued by or at the direction of the person or persons calling the meeting, and a copy thereof shall be delivered or sent by mail (or any other permitted means) to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than 10 nor more than 60 days before the date of said meeting, unless such stockholder shall have filed with the secretary of the corporation a written request that notices to such stockholder be mailed or otherwise delivered to some other address, in which case it shall be directed to such stockholder at such other address. Notice of an adjourned meeting need not be given if the time and place to which the meeting is to be adjourned was announced at the meeting at which the adjournment was taken, unless (i) the adjournment is for more than 30 days or (ii) the board shall fix a new record date for such adjournment meeting after the adjournment. Whenever any notice is required to be given to a stockholder under the provisions of the General Corporation Law of the State of Delaware, the corporation's certificate of incorporation or these by-laws, a waiver thereof, signed by the stockholder entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the receipt of such notice. Attendance of a stockholder at the meeting shall be deemed equivalent to a written waiver of notice of such meeting.

          SECTION 7. ORDER OF BUSINESS.

          (a) At the annual meeting, only such business shall be conducted as shall have been brought before the annual meeting (i) by or at the direction of the board of directors or (ii) by any stockholder who complies with the procedures set forth in this Section 7. At any special meeting, only such business shall be conducted as shall have been set forth in the notice of such meeting.

          (b) Except as otherwise provided in the corporation's certificate of incorporation:

                    (i) For a proposal properly to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 nor more than 120 days prior to the annual meeting; provided, however, that in the event that less than
                          --------  -------
          100 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made; and provided, further, however, that for so long as the corporation is
          --------  -------  -------
          subject to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor rule of comparable application, any stockholder proposal that complies with any such rule shall be deemed to comply with Section 7(b)(i) of this Article II.

                                      -3-

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                    (ii) Notwithstanding anything in these by-laws to the
          contrary, no business brought by a stockholder shall be conducted at the annual meeting of stockholders except in accordance with the procedures set forth in Section (b) of this Article II. The Chairman of an annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Article II, and, if he should so determine, he shall so declare to the annual meeting and any such business not properly brought before the annual meeting shall not be transacted thereat.

                                   ARTICLE III
                                    DIRECTORS
                                    ---------

          SECTION 1. NUMBER AND TERM. Except as otherwise provided in the corporation's certificate of incorporation, the number of directors constituting the board of directors may be determined from time to time by a vote of a majority of the directors then in office; provided, however, that such number
                                          --------  -------
shall not be less than three or, unless increased in accordance with he next sentence, more than 10. Except as otherwise provided in the corporation's certificate of incorporation, any increase or decrease in the number of directors constituting the board of directors shall require the approval of at least two thirds (2/3) of all of the members of the board of directors at such time. Subject to any provision in the corporation's certificate of incorporation with respect to a classified board of directors, the directors shall be elected at annual meetings of the stockholders and each director shall be elected to serve until his or her successor shall be elected and shall qualify. Directors need not be stockholders.

          SECTION 2. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. That resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the president or secretary. The acceptance of a resignation shall not be necessary to make it effective.

          SECTION 3. VACANCIES. Except as otherwise provided in the corporation's certificate of incorporation, if the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum, may, by a majority vote, fill the vacancy and the person so elected shall hold office for the unexpired term of the director, member of a committee or other officer who vacated such office, and until his successor shall be duly elected and qualified or until his earlier resignation or removal in accordance with the provisions of these by-laws (provided and only to the extent that such provisions do not conflict with the corporation's certificate of incorporation); provided, however, that if there
                                             --------  -------
are no directors then in office due to a vacancy, the stockholders may elect a successor who shall hold office for the unexpired term and until his successor shall be duly elected and qualified, or until his earlier resignation or removal in accordance with the provisions of these by-laws (provided and only to the extent that such provisions do not conflict with the corporation's certificate of incorporation).

          SECTION 4. NOMINATION OF DIRECTORS, ELECTIONS.

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          (a) Nominations for the election of directors may be made by the board of directors or a committee appointed by the board of directors, or by any stockholder entitled to vote generally in the election of directors who complies with the procedures set forth in this Section 4. Directors shall be at least 21 years of age. Directors need not be stockholders. At each meeting of stockholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes cast shall be elected directors. All nominations by stockholders shall be made pursuant to timely notice in proper written form to the secretary of the corporation.

          (b) Except as otherwise provided in the corporation's certificate of incorporation the stockholder's notice referred to in the last sentence of
Section 4(a) of this Article III shall:

                    (i) To be timely, be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 nor more than 120 days prior to the meeting; provided, however, that
                                                       --------  -------
          in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made; and provided, further,
                                                         --------  -------
          however, that for so long as the corporation is subject to Rule 14a
          -------
          under the Securities Exchange Act of 1934, as amended, or any successor rule of comparable application, any nomination by a stockholder for the election of directors that complies with any such rule shall be deemed to comply with Section 4 of this Article III.

                    (ii) To be in proper written form, set forth in writing (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor regulation or law including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as director if elected; and (B) as to the stockholder giving the notice, (x) the name and address, as they appear on the corporation's books, of such stockholder and (y) the class and number of shares of the corporation that are beneficially owned by such stockholder.

          (c) In the event that a stockholder seeks to nominate one or more directors, the secretary shall appoint two inspectors, who shall not be affiliated with the corporation, to determine whether a stockholder has complied with this Section 4. If the inspectors shall determine that a stockholder has not complied with this Section 4, the inspectors shall direct the chairman of the meeting to declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the by-laws of the corporation, and the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

          SECTION 5. REMOVAL. Except as otherwise provided in the corporation's certificate of incorporation, unless the corporation's certificate of incorporation

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otherwise provides, stockholders may effect the removal of a director only for cause. If the corporation's certificate of incorporation provides for cumulative voting and if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there be classes of directors, at an election of the class of directors of which he is a part.

          SECTION 6. POWERS. The board of directors shall exercise all of the powers of the corporation except such powers as are by law, or by the corporation's certificate of incorporation or by these by-laws, conferred upon or reserved to the stockholders.

          SECTION 7. COMMITTEES.

          (a) The board of directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of the absent or disqualified member or members.

          (b) Any committee, to the extent provided in the resolution of the board of directors, or in these by-laws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no committee shall have the power or authority in reference to amending the corporation's certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution, these by-laws or the corporation's certificate of incorporation expressly so provide, no committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

          SECTION 8. MEETINGS.

          (a) Following any annual meeting of the stockholders, the board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately thereafter; or the time and place of that meeting may be fixed by consent in writing of all the directors.

          (b) Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

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          (c) Special meetings of the board may be called by the chairman, vice chairman, chief executive officer or the president upon the written request of a majority of the directors upon a notice to each director, and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

          (d) Unless otherwise restricted by the corporation's certificate of incorporation or these by-laws, members of the board of directors or any committee designated thereby may participate in a meeting of the board of directors, or any committee thereof, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and that participation in a meeting shall constitute presence in person at the meeting.

          SECTION 9. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting that is so adjourned.

          SECTION 10. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing in these by-laws shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

          SECTION 11. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the board or committee, as the case may be, and that written consent is filed with the minutes of proceedings of the board or committee.

          SECTION 12. WAIVER OF NOTICE. Whenever any notice is required to be given to directors under the provisions of the General Corporation Law of the State of Delaware, the corporation's certificate of incorporation or these by-laws, a waiver thereof, signed by the director entitled to such notice, whether before or after the time stated herein, shall be deemed equivalent to the receipt of such notice. Attendance of a director at a meeting shall be deemed equivalent to a written waiver of notice of such meeting.

                                   ARTICLE IV
                                    OFFICERS
                                    --------

          SECTION 1. OFFICERS.

          (a) The board of directors may elect a chairman, a vice-chairman, a chief executive officer, a president, a chief operating officer, a chief financial officer, one or more

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vice-presidents and such assistant secretaries and assistant treasurers as they may deem proper. None of the officers of the corporation need be directors.

          (b) Each of the foregoing officers shall have the power and authority to sign instruments and stock certificates in accordance with section 103(a)(2) of the Delaware General Corporation Law and to sign agreements on behalf of the corporation. The officers shall be elected at the first meeting of the board of directors after each annual meeting of the stockholders. Any two or more offices may be held at the same time by the same person. Any officer may be removed, with or without cause, by the board of directors. Any vacancy may be filled by the board of directors.

          SECTION 2. OTHER OFFICERS AND AGENTS. The board of directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

          SECTION 3. CHAIRMAN. The chairman, if one be elected, shall preside at all meetings of the stockholders and at all meetings of the board of directors, and shall have such other power and authority and perform such other duties as may be prescribed by these by-laws or as may be assigned from time to time by the board of directors.

          SECTION 4. VICE-CHAIRMAN. The vice-chairman, if one be elected, shall, in the absence or disability of the chairman, preside at all meetings of the stockholders and at all meetings of the board of directors, and shall have such other power and authority and perform such other duties as may be prescribed by these by-laws or as may be assigned from time to time by the board of directors or the chairman.

          SECTION 5. CHIEF EXECUTIVE OFFICER.

          (a) The chief executive officer, if one be elected, shall, in the absence or disability of the chairman and vice-chairman, preside at all meetings of the stockholders and at all meetings of the board of directors, and shall have general supervision, direction and control of the business and affairs of the corporation subject to the authorization and control of the board of directors, and shall have such other power and authority and perform such other duties as may be prescribed by these by-laws or as may be assigned from time to time by the board of directors.

          (b) In the absence or disability of the chief executive officer, the president, if available, and if the president is not available the chief operating officer, if available, shall have the authority, and shall perform the duties, of the chief executive officer.

          SECTION 6. PRESIDENT.

          (a) The president, if one be elected, shall, in the absence or disability of the chairman, vice-chairman and chief executive officer, preside at all meetings of the stockholders and at all meetings of the board of directors, and shall have such other power and authority and

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perform such other duties as may be prescribed by these by-laws or as may be assigned from time to time by the board of directors or the chief executive officer.

          (b) In the absence or disability of the chief executive officer, the president, if available, shall have the authority, and shall perform the duties, of the chief executive officer.

          SECTION 7. CHIEF OPERATING OFFICER.

          (a) The chief operating officer, if one be elected, shall have such power and authority and perform such duties as may be prescribed by these by-laws or as may be assigned from time to time by the board of directors.

          (b) In the absence or disability of the president, the chief operating officer, if available, shall have the authority, and shall perform the duties, of the president. In addition, in the absence or disability of the chief executive officer and the president, the chief operating officer, if available, shall have the authority and perform the duties of the chief executive officer.

          SECTION 8. CHIEF FINANCIAL OFFICER.

          (a) The chief financial officer, if one be elected, shall have such power and authority and perform such duties as may be prescribed by these by-laws or as may be assigned from time to time by the board of directors.

          (b) In the absence or disability of the president and the chief operating officer, the chief financial officer, if available, shall have the authority, and shall perform the duties, of the president. In addition, in the absence or disability of the chief executive officer, the chief operating officer and the president, the chief financial officer, if available, shall have the authority and perform the duties of the chief executive officer.

          SECTION 9. VICE-PRESIDENT.

          (a) Each vice-president shall have such power and authority and perform such duties as may be prescribed by these by-laws or as may be assigned from time to time by the board of directors or the chief executive officer.

          (b) The board of directors may designate one or more vice- presidents, in such order of priority as shall be specified by the board of directors, to have the authority, and to perform the duties, of the chief executive officer in the absence or disability of the chief executive officer, the president and the chief operating officer; provided, however, that no vice-president shall have
                         --------  -------
such authority or perform such duties unless specifically designated for that purpose by the board of directors.

          SECTION 10. TREASURER.

          (a) The treasurer, if one be elected, shall have the custody of the corporate funds and securities, shall keep full and accurate account of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the board of directors.

          (b) The Treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, or the chief executive officer, taking proper vouchers for such disbursements. He shall render to the chief executive officer and board of directors at the regular meetings of the board of directors, or whenever they may request it, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board of directors shall prescribe.

          SECTION 11. SECRETARY.

          (a) The secretary, if one be elected, shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these by- laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the chief executive officer, the president, the chairman, the vice-chairman or by the board of directors or stockholders, upon whose requisition the meeting is called as provided in these by-laws.

          (b) The secretary shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the chief executive officer or the board of directors. He shall have custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the chief executive officer or the board of directors, and attest the same.

          SECTION 12. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.

          (a) Assistant treasurers, if any shall be elected, shall, in the absence of the treasurer, have the authority, and perform the duties, of the treasurer, and shall have such other power and authority and perform such other duties as may be prescribed by these by-laws or as may be assigned from time to time by the board of directors or the chief executive officer.

          (b) Assistant secretaries, if any shall be elected, shall, in the absence of the secretary, have the authority, and perform the duties, of the secretary, and shall have such other power and authority and perform such other duties as may be prescribed by these by-laws or as may be assigned from time to time by the board of directors or the chief executive officer.

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                                    ARTICLE V
                                 INDEMNIFICATION
                                 ---------------

          SECTION 1. RIGHT TO INDEMNIFICATION. Except as otherwise provided in the corporation's certificate of incorporation, any person who was or is made a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, or administrative action, suit, or proceeding and any appeal therein and any inquiry or investigation in connection therewith or which could lead thereto (a "proceeding"), by reason of his or her being or having been a director or officer of the corporation, or by reason of his or her being or having been a director or officer (or position of similar import) of any other corporation (domestic or foreign), foundation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (whether or not for profit), serving as such at the request of the corporation, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the laws of the state of Delaware, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted prior to such amendment), from and against any and all reasonable costs, disbursements and attorneys' fees incurred or suffered in connection with any such proceeding, and any and all amounts paid or to be paid in satisfaction of settlements, judgments, fines, excise taxes, and penalties (including those payable under the Employee Retirement Income Security Act of 1974, as amended), in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors, administrators, and assigns, provided,
                                                                     --------
however, that the corporation shall indemnify any such person seeking
-------
indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was specifically authorized by the board of directors of the corporation. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo
                                                                        ----
contendere or its equivalent, shall not of itself create a presumption that such
----------
director or officer did not meet the applicable standards of conduct required under the laws of the state of Delaware to be so indemnified.

          SECTION 2. DETERMINATION THAT INDEMNIFICATION IS PROPER.

          (a) Any indemnification of a director or officer of the corporation under this Article (unless ordered by a court) shall be made by the corporation unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct or because indemnification would otherwise be prohibited under the laws of the state of Delaware. Any such determination shall be made
(i) by the board of directors by majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the board of directors is not obtainable, or even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel (as hereinafter defined), to be selected by the board of directors, in a written opinion to the board of directors, a copy of which shall be delivered to the indemnitee, or
(iii) by the stockholders of

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

the corporation. If it is so determined that the indemnitee is entitled to indemnification, payment to the indemnitee shall be promptly made.

          (b) For purposes of this section, "Disinterested Director" means a director of the corporation who is not and was not a party to or otherwise interested in the matter in respect of which indemnification is sought by the indemnitee, and "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of law and neither presently is, nor in the past five years has been, retained to represent: (a) the corporation or the indemnitee in any matter material to either such party, or (b) any other party to the matter giving rise to a claim for indemnification. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the corporation or the indemnitee in an action to determine the indemnitee's rights under this section.

          SECTION 3. ADVANCE PAYMENT OF EXPENSES. The right to indemnification in this Article V shall be a contract right and shall include the right to be paid by the corporation the expenses (including attorneys' fees) incurred by any director or officer in connection with the proceeding in advance of the final disposition of such proceeding as authorized by the board of directors; provided, however, that if the board of directors or the laws of the state of
--------  -------
Delaware so require, the payment of expenses in advance shall be made only upon receipt by the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this section and the laws of the state of Delaware.

          SECTION 4. PROCEDURE FOR INDEMNIFICATION. Any indemnification of a director or officer of the corporation, or advance of costs, charges or expenses to a director or officer under this Article, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. If a determination by the corporation that the director or officer is entitled to indemnification or advances pursuant to this Article is required, and the corporation fails to respond within 60 days to a written request therefor, the corporation shall be deemed to have approved such request.

          SECTION 5. SAVINGS CLAUSE. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the shall nevertheless indemnify each director or officer as to costs, charges, and expenses (including attorney's fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

                                   ARTICLE VI
                                  MISCELLANEOUS
                                  -------------

          SECTION 1. CERTIFICATES OF STOCK. Certificates of stock, signed by the chairman or vice chairman of the board of directors, if they be elected, president or vice-president, and the treasurer or an assistant treasurer, or secretary or an assistant secretary, shall be issued to each stockholder certifying the number of shares owned by him in the corporation. Any or all the signatures may be facsimiles.

          SECTION 2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of the certificate, or the issuance of the new certificate.

          SECTION 3. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

          SECTION 4. STOCKHOLDERS RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 nor less than ten days before the date of the meeting, nor more than 60 days before any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided,
                                                                       --------
however, that the board of directors may fix a new record date for the adjourned
-------
meeting.

          SECTION 5. DIVIDENDS. Subject to the provisions of the corporation's certificate of incorporation, the board of directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

          SECTION 6. SEAL. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

          SECTION 7. FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the board of directors.

          SECTION 8. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined from time to time by resolution of the board of directors.

          SECTION 9. GIVING OF NOTICE.

          (a) Whenever any notice is required by these by-laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and that notice shall be deemed to have been given on the day of the mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

          (b) Without limiting the manner by which notice otherwise may be given effectively to directors, any notice to directors given by the corporation under any provision of these by-laws, the corporation's certificate of incorporation or the laws of the State of Delaware shall be effective if given by a form of electronic transmission. Notice given pursuant to the foregoing sentence shall be deemed given: (i) if by facsimile telecommunications, when directed to a number that the director has given to the corporation, (ii) if by electronic mail, when directed to an electronic mail address that the director has given to the corporation, and (iii) if by any other form of electronic transmission, when directed to the director.

          (c) Whenever any notice is required to be given under the provisions of any law, or under the provisions of the corporation's certificate of incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to that notice, whether before or after the time stated therein, shall be deemed equivalent to the receipt of such notice.

          SECTION 10. VOTING UPON STOCKS. Unless otherwise ordered by the board of directors, any officer of the corporation shall have full power and authority on behalf of the corporation to attend and to act and to vote in person or by proxy at any meeting of the holders of securities of any corporation in which the corporation may own or hold stock or other securities, and at any such meeting shall possess and may exercise in person or by proxy any and all rights, powers and privileges incident to the ownership of such stock or other securities that the corporation, as the owner or holder thereof, might have possessed and exercised if present. Unless otherwise ordered by the board of directors, any officer of the corporation may also execute and deliver on behalf of the corporation powers of attorney, proxies, waivers of notice and other instruments relating to the stocks or securities owned or held by the corporation.

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

                                   ARTICLE VII
                                   AMENDMENTS
                                   ----------

          These by-laws may be altered or repealed and by-laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal of the by-law or by-laws to be made be contained in the notice of that special meeting, by the affirmative vote of the holders of a majority of the shares of the corporation entitled to be voted thereat, or by the affirmative vote of a majority of the board of directors, at any regular meeting of the board of directors, or at any special meeting of the board of directors, if notice of the proposed alteration or repeal, or of the by-law or by-laws to be made, be contained in the notice of that special meeting; provided, however, that the last sentence of Section 5 and Section 7(b)
         --------  -------
of Article II and Sections 1, 3, 4 and 5 of Article III may only be amended, altered or repealed by the affirmative vote of the holders of at least two thirds (66-2/3%) of all of the shares of common stock of the corporation and each other class or series of stock of the corporation entitled to be voted with such common stock, voting together as a single class. Notwithstanding anything contained in these by-laws to the contrary, the affirmative vote of the holders of at least two thirds (66-2/3%) of all of the shares of common stock of the corporation and each other class or series of stock of the corporation entitled to be voted with such common stock, voting together as a single class, shall be required to alter, amend, repeal or adopt any provision inconsistent with this
Article VII.

                                      -15-